Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 10, 2014, with respect to the financial statements and supplemental schedules included in the Annual Report of the McGrath RentCorp Employee Stock Ownership and 401(k) Plan on Form 11-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 of McGrath RentCorp and Subsidiaries (File No. 333-183231, effective August 10, 2012).

Los Angeles, California

June 10, 2014